UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 10, 2009
Commission File Number 1-9929
Insteel Industries, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	56-0674867

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina	27030

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (336) 786-2141
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)
          On February 10, 2009, the shareholders of Insteel Industries, Inc. (the “Company”) approved the material terms of the Insteel Industries, Inc. Return on Capital Incentive Compensation Plan (As Amended and Restated Effective August 12, 2008) (the “ROCICP”). Under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code Section 162(m)”), and related regulations, compensation in excess of $1,000,000 paid in any one year to a public company’s “covered employees” (generally, the principal executive officer and the three most highly compensated officers, other than the principal financial officer) who are employed by the company at year end, will not be deductible on that company’s federal income tax return, unless the compensation is considered “qualified performance-based compensation” (or another exemption is met). Code Section 162(m) and related regulations require that shareholders approve the material terms of the performance goals under which compensation may be paid under a plan in order for the qualified performance-based compensation deduction exception to be available. These material terms subject to shareholder approval include: (i) the employees eligible to receive compensation; (ii) a description of the business criteria upon which the performance goal is based and (iii) the formula used to calculate the amount of compensation to be paid, if the performance goal is met. These terms are discussed in more detail below.
          Participants in the ROCICP are certain employees of the Company (or its wholly owned subsidiaries) who are selected by the Executive Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). Target annual incentives vary from 10% to 50% of each participant’s actual base salary and wages paid during the year. Non-employee service providers and non-employee directors are not eligible to participate in the ROCICP.
          The ROCICP is administered by the Committee. As required by Code Section 162(m), the Committee is comprised of at least two members who are “outside directors” as defined under Code Section 162(m). The Committee has the authority to take any action with respect to the ROCICP, including but not limited to the authority to: (i) determine all matters related to awards, including selection of employees to be granted awards, and all terms, conditions, restrictions and limitations of an award, and (ii) construe and interpret the ROCICP and any related documents, establish and interpret rules and regulations for ROCICP administration and make all other determinations necessary or advisable for administering the ROCICP. The Committee may delegate administration of the ROCICP to one or more designees, but only with respect to matters which would not affect the deductibility under Code Section 162(m) of compensation paid to covered employees (and provided that such delegation is in accordance with applicable laws, rules and regulations).
          The Committee may at any time amend or modify the ROCICP, subject to: (a) shareholder approval of any amendments if required by applicable laws, rules or regulations, and (b) participant consent if such action may adversely affect any award earned and payable under the ROCICP at that time. However, the Committee has unilateral authority to amend the ROCICP and any award (without participant consent) to the extent necessary to comply with applicable laws, rules or regulations or changes to applicable laws, rules or regulations. The Committee may at any time terminate the ROCICP if it determines in good faith that the continuation of the ROCICP is not in the best interests of the Company and its shareholders.
          Under the ROCICP, annual incentive opportunities are based solely on the return on capital achieved by the Company during each fiscal year the ROCICP is in effect. The Committee annually estimates the Company’s cost of capital, which serves as the basis for establishing the return on capital performance goal under the ROCICP. The performance goal is established while the outcome for the performance period is substantially uncertain and no more than 90 days after the beginning of the Company’s fiscal year. The goal is established with reference to the Company’s weighted average cost of capital, which during years when the Company is debt-free would be established at an after-tax rate of return that the Board believes would be acceptable to a prudent equity investor.
          The target incentive for the Company’s executive officers is established by the Committee, and for fiscal year 2008 was 50% of actual base salary during the year. The Committee at the same time establishes the performance thresholds at which minimum (0) and maximum (twice the target) incentives will be paid. Payments are capped at twice the targeted incentive level, so during fiscal year 2008 annual incentives payable to the Company’s executive officers could have varied from 0% to 100% of the executive officer’s actual base salary during the year.

          Following the end of each fiscal year, the Company calculates a “Bonus Multiplier” to be approved by the Committee. The Bonus Multiplier is determined by application of a formula that considers the actual return on capital earned by the Company relative to the targeted return on capital. The Bonus Multiplier is then multiplied by each participant’s “Target Bonus Percent” for the year to determine the participant’s “Bonus Percent.” The participant’s Bonus Percent is then multiplied by his or her actual base salary for the year to determine the participant’s Bonus Award for the year. No participant may receive a bonus award for a single year exceeding $2,500,000.
          Incentives are calculated and paid as soon as practicable following the determination of the amounts and in any event by December 15 of each year. Prior to the payment of the incentive to the Company’s executive officers, the Committee reviews the calculations and certifies that the amounts to be paid have been computed in accordance with the criteria established. The Committee may adjust awards as appropriate for partial achievement of goals and/or outside mitigating circumstances, and may also make necessary and appropriate adjustments in performance goals, but no such adjustment may be made to the award of a covered employee if the adjustment would cause the award to fail to qualify as deductible “performance-based compensation” for purposes of Code Section 162(m).
          If a participant’s employment is terminated by reason of retirement, disability or death, the participant (or the participant’s beneficiary) will be entitled to receive an incentive payment based on the participant’s actual salary and wages through the time of retirement, disability or death. A participant whose employment is terminated during the fiscal year for any other reason is not entitled to receive any incentive payment for that year.
          As noted above, incentive payments under the ROCICP are based on attainment of performance goals. Since neither target incentives nor return-on-capital goals are known for future performance periods, it is not possible to determine at this time the exact amount of the awards that could be paid under the ROCICP in the future.
          The foregoing summary of the terms and conditions of the ROCICP does not purport to be complete, and is qualified in its entirety by reference to the ROCICP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 8.01. Other Events
          On February 10, 2009, the Board of Directors (the “Board”) of Insteel Industries, Inc. (the “Company”) elected H.O. Woltz III, the Company’s President and Chief Executive Officer, to also serve as Chairman of the Board, effective immediately. Mr. Woltz III was elected to replace Howard O. Woltz, Jr., who will continue to serve as a director of the Company but requested not to be re-nominated for the Chairman post.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

10.1	Insteel Industries, Inc. Return on Capital Incentive Compensation Plan (As Amended and Restated Effective August 12, 2008)

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC. Registrant
Date: February 13, 2009	By:	/s/ H.O. Woltz III
H.O. Woltz III
President and Chief Executive Officer

EXHIBIT INDEX

10.1	Insteel Industries, Inc. Return on Capital Incentive Compensation Plan (As Amended and Restated Effective August 12, 2008)